Exhibit 10.2
September 11, 2015
NII Mercosur Telecom, S.L.U.
NII Holdings, Inc.
1875 Explorer Street
Reston, VA 20190
USA
Re.: Offer PN #2/2015
Dear Sirs,
Reference is made to (i) the Binding Offer # 2015/075/NXT delivered by Grupo Clarín S.A. (“Grupo Clarín”), a company organized and existing under the laws of Argentina, to NII Mercosur Telecom, S.L.U. (“NII Mercosur Telecom”) and NII Mercosur Móviles, S.L.U., companies (sociedades limitadas unipersonales) organized under the laws of Spain, on September 11, 2015, as well as to its Annexes and Schedules (the “Binding Offer”) and (ii) the assignment letter sent by Grupo Clarín to NII Mercosur Telecom on September 11, 2015. Televisión Dirigida S.A. hereby irrevocably submits to NII Mercosur Telecom and NII Holdings, Inc. (“NII Holdings”) an offer for NII Mercosur Telecom to grant a promissory note in favor of Televisión Dirigida S.A., as set forth in Annex I (the “Offer”), which shall be guaranteed by NII Holdings.
This Offer will expire automatically and be of no force or effect if NII Mercosur Telecom and NII Holdings have not accepted this Offer in writing within one day after receipt by NII Mercosur Telecom and NII Holdings of this Offer.
Subject to the terms of this Offer, this Offer will be deemed irrevocably accepted on the date on which NII Mercosur Telecom and NII Holdings deliver to us an acceptance letter, signed by duly authorized officers (together, the “Acceptance Letters”, and the Offer, once accepted, the “Promissory Note”). Subject to the terms of this Offer, upon acceptance of the Offer, the obligations of the parties set forth in this Offer are legally binding and enforceable obligations in accordance with their terms, subject only to the conditions set forth herein.

Televisión Dirigida S.A.

By: /s/ Sebastían Bardengo
Name: Sebastían Bardengo Title: Attorney in Fact
Annex I to Offer PN #2/2015

PROMISSORY NOTE

US$ 81,000,000	New York, New York September 11, 2015

For value received, NII Mercosur Telecom, S.L.U. (“Promisor”) hereby promises to pay to Televisión Dirigida S.A. (“Promisee,” and together with Promisor and the Guarantor (defined below), the “Parties”), on the Maturity Date (as defined in Section I below), the sum of US$ 81,000,000 in lawful money of the United States of America, plus interest thereon on the terms provided for herein, subject to the terms and conditions set forth in this Promissory Note (this “Promissory Note”). The obligations of Promisor hereunder are secured by the 51% Equity Interest Pledge and guaranteed by NII Holding, Inc. (the “Guarantor”) as set forth herein.
The Promisor has agreed to transfer to Promisee part of its 51% Equity Interest (as defined in those certain Binding Terms entered into between the parties on or about September 11, 2015 (the “Binding Terms”). Except as otherwise defined herein, defined terms shall have the meaning set forth in the Binding Terms.

I.    Payment Terms

Maturity Date:
The unpaid principal amount of this Promissory Note, together with any accrued and unpaid interest and other amounts hereunder, shall only become due and payable upon the occurrence of an Event of Default in accordance with Paragraph II below (the “Maturity Date”).

Interest:	Subject to the “Default Interest” provisions set forth below, the outstanding principal amount of this Promissory Note will not accrue interest other than Contingent Interest (as defined below).
Contingent Interest
Promptly and no later than 5 Business Days after direct or indirect receipt by any Promisor or its Affiliates of any cash or in kind dividend or any other cash or in kind distribution made after the date hereof (which for the avoidance of doubt shall not apply to any Permitted Payments) in respect of any Equity Interest owned by Promisor (each such amount received, an “Underlying Equity Payment”), Promisor will pay Promisee an amount equal to such Underlying Equity Payment (“Contingent Interest”).

Contingent Interest Payment Date:	Contingent Interest shall be paid within five Business Days of receipt of the corresponding Underlying Equity Payment.
Default Interest:
If Promisor fails to pay when due any amount payable under this Promissory Note, the unpaid principal amount of this Promissory Note and Contingent Interest accrued thereunder will accrue interest daily at a rate equal to the otherwise applicable interest rate per annum plus 2.00% per annum from the date such payment became due until payment in full. Such default interest shall be due and payable by Promisor to Promisee upon demand of Promisee.

Currency:
All payments made under this Promissory Note shall be made in United States dollars (“US$”).
The Promisor’s obligations in respect of any sum payable by Promisor to Promisee under this Promissory Note shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than US$, be discharged only to the extent that on the Business Day following receipt by Promisee of any sum adjudged to be so due in the Judgment Currency, Promisee may in accordance with normal banking procedures purchase US$ with the Judgment Currency; if the amount of US$ so purchased is less than the sum originally due in US$, the Promisor agree, as a separate obligation and notwithstanding any such judgment, to indemnify Promisee against such loss.

Repayment of Promissory Note:
Except as provided herein and subject to the section above entitled “Maturity Date,” this Promissory Note will only be repaid (together with any accrued and unpaid Contingent Interest and other amounts payable hereunder) on the Maturity Date.
Any cash payments by Promisor hereunder shall be made in immediately available funds, in US$, by wire transfer to an account of Promisee in New York, New York, as specified in writing by Promisee to Promisor from time to time without presentation or surrender of this Promissory Note, except for full and final payment hereof. If any such amounts shall become due on a day that is not a Business Day, then such amount shall be paid on the next Business Day.
For purposes of this Promissory Note, “Business Day” means any day (other than Saturday or Sunday) on which commercial banks are open for business in New York, New York, United States.

Withholding:
All Contingent Interest payments by the Promisor and the Guarantor hereunder shall be made free and clear of, and without deduction or withholding for, or on account of, any and all present or future taxes, levies, assessments, imposts, deductions, charges, fee or withholdings imposed by any jurisdiction from or through which such payments are made, or any political subdivision or taxing authority thereof or therein (all such taxes, levies, assessments, imposts, deductions, charges, fees, withholdings and liabilities being hereinafter referred to as “Taxes”) unless such withholding or deduction is required by law. If any Taxes shall be required by law to be deducted or withheld from or in respect of any Contingent Interest payable hereunder, (i) Promisor shall make such deductions and (ii) Promisor shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes by Promisor in respect of any payment hereunder, Promisor will furnish to Promisee the original or a certified copy of a receipt evidencing payment thereof.

II.    Events of Default

   Upon the occurrence of one or more of the events set forth below (each, an “Event of Default”), Promisee shall be entitled to accelerate all outstanding amounts due and payable under this Promissory Note (including any accrued and unpaid interest and other amounts payable hereunder) by delivering a written notice to Promisor declaring such acceleration (each, an “Acceleration Notice”) and upon delivery of such Acceleration Notice, all obligations under this Promissory Note shall immediately become due and payable.

Events of Default:	(a) Failure to pay any Contingent Interest under the terms and conditions provided under this Promissory Note.

(b)    (i) Following receipt of Regulatory Approval, Promisor fails to timely transfer the 51% Equity Interest to Buyer in accordance with the terms and conditions of Section 1(c) of Annex A-1 of the Binding Terms, or (ii) fails to perform when due its obligations in accordance with Section 2(c) of Annex A-1 of the Binding Terms.

III.    Guaranty

Guaranty:
For valuable consideration, the Guarantor hereby (a) absolutely and unconditionally guarantees the prompt, complete and full payment on the Maturity Date, of the entire outstanding principal amount of this Promissory Note and any and all accrued but unpaid Contingent Interest thereon and any and all costs, expenses and other amounts owed to Promisee by Promisor with respect to this Promissory Note and (b) waives promptness, diligence, demand of payment, notice of acceptance, notice of intent to demand, notice of intent to accelerate, notice of acceleration, presentment, notice of protest, notice of dishonor, notice of the incurring by Promisor of additional indebtedness, and all other notices and demands with respect to this Promissory Note and the indebtedness evidenced thereby. This constitutes a guaranty of payment and performance and not of collection, and the Guarantor specifically waives any obligation of Promisee to proceed against Promisor on any money or property held by Promisor or by any other person or entity as collateral security, by way of set-off or otherwise. The Guarantor further agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the guaranteed obligations is rescinded or must otherwise be restored or returned by Promisee upon the insolvency, bankruptcy, or reorganization of Promisor or Guarantor, all as though such payment has not been made.

IV.    Miscellaneous

Waiver:	Promisor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.
Assignments/ Transfers:
No Party shall assign or transfer all or any part of its rights or obligations under this Promissory Note to any person without the prior written consent of the other Party. Any purported assignment or transfer in violation of this paragraph shall be deemed null and void ab initio, provided that Buyer shall be entitled to assign its rights hereunder in connection with and to the permitted assignee under any assignment of its rights under the 51% Call Option.

Loss, etc. of Promissory Note:
Upon receipt by any Promisor of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Promissory Note and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, or (in case of mutilation) upon surrender or cancellation of this Promissory Note, Promisor will make and deliver in lieu of this Promissory Note a new promissory note of the same unpaid principal amount, dated the date of this Promissory Note.

Costs and Expenses:
Each Party shall be responsible for its own costs and out-of-pocket expenses (including any legal fees) incurred by such Party in connection with the preparation, negotiation and documentation of this Promissory Note and any other written agreement between Promisor and Promisee that may be entered into as of the date hereof and the transactions contemplated herein and therein.
Promisor hereby agrees to pay or reimburse from time to time upon request all of Promisee’s reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with the enforcement of this Promissory Note and any enforcement or collection proceedings resulting from the occurrence of an Event of Default.

Governing Law:	This Promissory Note shall be governed by and construed in accordance with the law of the State of New York, irrespective of any principles of conflicts of law thereof.
Jurisdiction:
Each Party hereby irrevocably submits to the exclusive jurisdiction of the State and federal courts of the State of New York, in each case sitting in the Borough of Manhattan, in connection with any dispute arising out of or relating to this Promissory Note.
The Promisor and the Guarantor hereby irrevocably waives any objection it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Promissory Note brought in the courts referred to above, and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Service of Process
The Promisor and the Guarantor have agreed that service of all writs, claims, process and summonses in any related proceeding brought against it in the State of New York may be made upon NII Holdings, Inc., 1875 Explorer Street, Suite 800, Reston, VA 20191, (the “Promisor Service Agent”), and hereby appoints the Promisor Service Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Promisor Service Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Promptly and no later than 15 Business Days following the Initial Closing Date, Promisor shall appoint and maintain an agent with offices in New York City to act as its process agent. Nothing in this Promissory Note shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Notices:
All notices, demands, waivers, consents or other communications to be provided pursuant to this Promissory Note shall be in writing, shall be effective upon receipt (if a Business Day, or, if not, on the next succeeding Business Day) and shall be sent by hand, facsimile, air courier or certified or registered mail, return receipt requested, as follows:
(a)    If to Promisor, to:
Ms. Shana C. Smith
c/o: NII Holdings, Inc.
1875 Explorer Street
Reston, VA 20190
USA
Facsimile: 1-703-390-5191
E-mail: shana.smith@nii.com

(b) If to Promisee, to:

Mr. Sebastían Bardengo
Televisión Dirigida S.A.
c/o Grupo Clarín S.A.
Tacuari 1846, 4to. Piso
Ciudad de Buenos Aires (1139)
Argentina
E-mail: sbardengo@grupoclarin.com
Attention: Sebastían Bardengo

(c) If to the Guarantor, to:

Ms. Shana C. Smith
c/o: NII Holdings, Inc.
1875 Explorer Street
Reston, VA 20190
USA
Facsimile: 1-703-390-5191
E-mail: shana.smith@nii.com

Counterparts:	This Promissory Note may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same instrument.
Amendments and Waivers:	This Promissory Note shall not be modified, amended, waived, or supplemented without the written consent of each of the Parties.
Severability:
The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Promissory Note or such other document in such jurisdiction or such provision in any other jurisdiction.

Waiver of Jury Trial:
PROMISOR AND PROMISEE EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Acceptance Letter
September 11, 2015
Televisión Dirigida S.A.
c/o Grupo Clarín S.A.
Tacuari 1846, 4to. Piso
Ciudad de Buenos Aires (1139)
Argentina
Re.: Offer PN #2/2015
Dear Sirs,
We hereby accept your offer referenced as Offer PN #2/2015 dated September 11, 2015.
Yours faithfully,
NII Mercosur Telecom, S.L.U.

By: /s/ Shana C. Smith
Name: Shana C. Smith Title: Vicepresidenta, Vicesecretario del Consejo de Administración y Consejera Delegada

Acceptance Letter
September 11, 2015
Televisión Dirigida S.A.
c/o Grupo Clarín S.A.
Tacuari 1846, 4to. Piso
Ciudad de Buenos Aires (1139)
Argentina
Re.: Offer PN #2/2015
Dear Sirs,
We hereby accept your offer referenced as Offer PN #2/2015 dated September 11, 2015.
Yours faithfully,
NII Holdings, Inc., as guarantor of Seller’s obligations

By: /s/ Shana C. Smith
Name: Shana C. Smith Title: Vice President, Deputy General Counsel and Corporate Secretary